EXHIBIT 10.180

                       INTERCONNECTION DISPATCH AGREEMENT

                                    BETWEEN

                      NORTH CHINA POWER GROUP CORPORATION

                                      AND

                    TANGSHAN PANDA HEAT AND POWER CO., LTD.
                 TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD.

                              SEPTEMBER 2ND, 1999

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                               TABLE OF CONTENTS

                                                                        PAGE NO.

CHAPTER ONE    GENERAL PRINCIPLE........................................    1

CHAPTER TWO    RIGHTS AND OBLIGATIONS OF PARTIES A AND B................    3

CHAPTER THREE  DISPATCH REGULATION AND DISPATCH SCOPE...................    4

CHAPTER FOUR   MANAGEMENT FOR FACILITIES MAINTENANCE
               (INCLUDING SECONDARY FACILITIES).........................    5

CHAPTER FIVE   ADJUSTMENT OF FREQUENCY, PEAK LOAD, AND
               VOLTAGE/STAND-BY.........................................    6

CHAPTER SIX    GENERATION DISPTACH......................................    7

CHAPTER SEVEN  RELAY PROTECTION, AUTOMATIC SAFETY DEVICES...............    8

CHAPTER EIGHT  COMMUNICATION AND DISPATCH AUTOMATION....................    9

CHAPTER NINE   RENOVATION AND EXPANSION, BREAKER CHANGE-OVER OPERATION,
               ACCIDENT HANDLING AND TRAINING...........................   10

CHAPTER TEN    LIABILITY FOR BREACH OF CONTRACT AND PENALTY.............   11

CHAPTER ELEVEN MISCELLANEOUS............................................   12

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                       INTERCONNECTION DISPATCH AGREEMENT

This Agreement is signed and entered into by and between the following parties:

Party A:  North China Power Group Corporation ("NCPGC")(hereinafter as "Party
          A")

Party B: Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd. (hereinafter collectively as "Party B")

In accordance with the Electric Power Law of the People's Republic of China, Administrative Regulation on Dispatch of Electric Grid issued by the State Council, Implementation Methods for Administrative Regulation on Dispatch of Electric Grid and Provisional Rules on Interconnection Operation between Grid and Power Plants and among Grids issued by the former Ministry of Electric Power Industry, and other relevant laws and regulations, as well as General Interconnection Agreement, Electric Energy Purchase and Sales Agreement signed by and between the Parties, the following Interconnection Dispatch Agreement is hereby signed upon equal consultation to govern the administrative matters regarding dispatch and operation after interconnection with the Heat and Power Plant of Party B, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., (hereinafter "Party B PP"), to ensure safe, high-quality and economic operation of the Grid, to preserve the legitimate rights and interests of both parties, and to clearly identify rights and obligations of both parties.

                         CHAPTER ONE  GENERAL PRINCIPLE

1.1 Party A agrees that Party B PP shall operate in interconnection with Jing-Jin-Tang Grid. Party B PP shall obey the unified dispatch orders by the Grid Dispatch Agent (namely Dispatch Station of Tangshan Power Supply Co. ("DSTPSC") of NCPGC), an affiliate to Party A. Both parties shall mutually comply with Administrative Regulation of Jing-Jin-Tang Grid Dispatch and Administrative Regulation of Power Dispatch and Operation of Tangshan Electric Power System of Jing-Jin-Tang Grid, and carry out the regulations, criteria and standards (hereinafter as "Dispatch Administrative Regulations") on grid dispatch and operation management stipulated by the State, North China Power Administration Bureau (hereinafter as "NCPAB"), Tangshan Power Supply Company ("TPSC"),
     Dispatch Bureau of NCPGC, and DSTPSC. The operational rules of Party B PP shall not contravene the Dispatch Administrative Regulations. Party B PP shall accept corresponding management in various special technical fields (such as dispatch, operational modes, relay protection, dispatch automation and communication), technological supervision, training guidance and examination from Dispatch Bureau of NCPGC, DSTPSC, and communication station.

1.2 Party B PP shall guarantee reliable operation of technical equipment and monitoring devices necessary for implementation of Grid dispatch and ensuring safe operation of the Grid. For the purpose of adapting to the development and change of the Grid, Party B shall fulfill all safe measures to assure safe operation of the Grid and power plant, and install additional secondary facilities such as relay protection, automatic safety devices, communication and automation equipment as required. Party B shall bear the expenses incurred from the changes

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      of secondary system within boundary limit of Party B PP caused by Grid changes and facilities renovation (including investment, set-point rectification, commissioning, startup and operation, etc.)

1.3 All chief operators and authorized operators of Party B PP for accepting dispatch orders must be trained for Dispatch Administrative Regulations and relevant laws and regulations and be determined qualified by Grid dispatch management authorities of Party A upon examination, before they are allowed to be put on duty for business communication with DSTPSB.

1.4 The maintenance of main equipment and non-self-dispatched transformer facilities of Party B PP shall be conducted in schedule as per unified arrangement by DSTPSC. Party A shall create conditions to guarantee the completion of maintenance task by Party B PP.

1.5 Party B PP shall operate as per generation dispatch plan issued by DSTPSC, and participate in dispatch of peak load, frequency adjustment, voltage adjustment, and standby arrangement of Grid as per dispatchable output of generator units ratified by both parties and requirement of Grid operation. The dispatch from DSTPSC to Party B PP units shall comply with the design criteria of Party B PP units and relevant regulations.

1.6 Party B PP shall timely and accurately file and submit technical data and reports required for electric energy calculation, analysis, operation statistics and technical management as per required by Dispatch Administrative Regulations. Party A shall deliver periodical reports to Party B PP regarding statistics and examination results.

1.7 Party B PP facilities can not be interconnected with the system of the Grid until an inspection and acceptance is passed as per requirement of Document Hua-Bei-Dian-Zhi [1997] No. 5, on Implementation Methods of Quality Inspection for Small-Independent-Power-Plant and Enterprise Self-Contained Plant.

1.8 Party B PP can not start commercial operation (which refers to the operation when Party B PP has capability and authorization to start delivery of stable and reliable power to Party A) until it has installed tariff metering device that meets the requirement of TPSC for automatic remote checking system for electric energy plan. At the same time, the Test Period for each unit from initial interconnection till the start of commercial operation shall not exceed six months. During the Test Period, Party A shall not conduct inspection and examination on items under clauses 4.4, 6.3 and 6.4 of this Agreement, but the other inspection and examination items will be carried out from the date of interconnection. During the Test Period, Party B PP can not be treated as in commercial operation.

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             CHAPTER TWO  RIGHTS AND OBLIGATIONS OF PARTIES A AND B

2.1 Rights and obligations of Party A and its affiliated Grid Dispatch Agent are as follows:

     (1) To formulate power generation dispatch scheme and operation mode for Party B PP and issue them at stipulated time as per Dispatch Administrative Regulations in accordance with General Interconnection Agreement, annual operation plan of Party B PP as well as relevant rules and regulations;

      (2) To be in charge of dispatching the operation of generator units and equipment within the boundary limit of Party B PP, which falls within dispatch scope,

      (3) To review maintenance schedule for generator units and primary, secondary equipment within the boundary limit of Party B PP, which falls within dispatch scope, and approve such maintenance to be performed as per the schedule;

      (4) To be responsible for inspection and examination of the work of relevant disciplines related to dispatch and operation of Party B PP as per relevant regulations of the Grid;

      (5) To enjoy and assume other rights and obligations entitled to Party A as per Dispatch Administrative Regulations.

2.2  The rights and obligations of Party B PP are as follows:

     (1) Party B PP has the right to bring forward maintenance schedule and maintenance application of relevant equipment as per stipulated herein.

      (2) Party B PP shall conduct its maintenance as per the maintenance schedule approved by DSTPSC.

      (3) Party B PP shall generate power as per daily generation and dispatch plan issued by DSTPSC.

      (4) Party B PP shall regularly calibrate and maintain its secondary equipment for relay protection, automatic safety devices, communication, and automation, etc. as per relevant management stipulations, to ensure normal operation.

      (5) Party B PP shall timely eliminate abnormal function and failure of its equipment, and the chief shift operator shall immediately report such incident to DSTPSC, and file the relevant records and oscillogram with DSTPSC within 24 hours.

      (6) When abnormal function occurs to a generator unit, Party B PP may file an application with Party A's operator on duty at DSTPSC for dispatch curve modification. Upon approval, such modified curve shall be implemented. In case of emergency threatening safety of personnel, facilities and the Grid, Party B PP may take emergency measures first as per current operational regulations, and report to DSTPSC of Party A afterwards.

      (7) When the primary and secondary facilities of Party B PP are interconnected with the Grid (including after completion of maintenance), if the system is affected due to changes of parameters and performance, DSTPSC shall be notified first, and afterwards operation shall be implemented as per requirement of DSTPSC.

      (8) Party B PP shall also enjoy and assume other rights and obligations entitled thereto as per Dispatch Administrative Regulations.

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             CHAPTER THREE  DISPATCH REGULATIONS AND DISPATCH SCOPE

3.1  Dispatch regulations

3.1.1 Party B PP must operate its facility according to dispatch plan (active power, reactive power or voltage curve, start-up and shut-down of steam turbine and boiler etc.) and within the scope of voltage changes as per issued and stipulated by DSTPSC. Start-up and shut-down of steam turbine and boiler, adjustment of output and voltage shall be conducted as per dispatch orders. No refusal or delay in implementing dispatch orders is permitted regardless of whatever excuses. If a dispatch order threatens the safety of personnel and facilities, Party B PP shall immediately report and explain such threats to a dispatch operator on duty of DSTPSC, it shall be decided by the dispatch operator of DSTPSC whether implementation of the above dispatch order shall continue.

       In case of emergency which threatens the safety of personnel and facilities of Party B PP, shift operator of Party B PP may resolve it as per relevant stipulations and immediately thereafter report such incident to the dispatch operators of DSTPSC.

3.1.2 In case of the following emergency, dispatch operators on duty of DSTPSC may adjust daily generation dispatch plan, and issue orders to adjust power output from Party B PP, and to start up or shut down generator units, etc. DSTPSC dispatch operator may also issue dispatch orders to operation section on duty of Party B PP:

       (1) Serious accidents to power generation and power supply facilities or accidents of the Grid;

      (2)  Grid frequency or voltage exceeding specified limitation;

      (3)  Load of transmission facilities exceeding set parameters;

      (4) Power rate of main transmission lines exceeding stipulated steady limitation;

      (5)  Other emergencies threatening safe operation of the Grid.

3.1.3 Commissioning and test run related to the Grid for Party B PP prior to its interconnection operation with the Grid may not be conducted until its relevant plan has been filed with DSTPSC pursuant to Dispatch Administrative Regulations, and deliberated and approved by DSTPSC.

3.2  Numbering and scope of dispatch order

3.2.1 All primary and secondary facilities of Unit #1, Unit #2, boiler, main transformers (including main transformer neutral point) and 110KV bus bar of Party B PP excluding high voltage auxiliary transformer shall be under dispatch scope by DSTPSC, while other facilities shall be under dispatch scope by Party B PP itself. The system numbering and division of dispatch scope for main electrical facilities of Party B PP shall be subject to approval document issued by DSTPSC.

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3.2.2  Relay protection automatic safety facilities, communication and automatic system shall be dispatched and managed as per relevant dispatch scope.

3.2.3 During both normal operation and maintenance period, operation rules for the facilities of Party B PP under the scope of dispatch by DSTPSC shall be implemented as per dispatch orders issued by DSTPSC with regard to synchronization mode, bus bar distribution mode, grounding methods of neutral points, relay protection and automatic safety devices.

3.2.4 Normal on-line and off-line terminal points of Party B PP units are No. 101, 102 circuit breakers at the 110KV side of the main transformers and No. 145 bus bar circuit breaker of Party B PP.

    CHAPTER FOUR  MANAGEMENT FOR FACILITIES MAINTENANCE (INCLUDING SECONDARY
                  FACILITIES)

4.1 Maintenance or test of the following facilities shall not be performed until approval by DSTPSC:

      (1)  The facilities within scope of dispatch by DSTPSC;

      (2) The facilities within scope of dispatch by Party B PP but involving the Grid or affecting comprehensive generation of the power plant;

      (3)  The interface equipment dispatched by both parties.

4.2 Party B PP shall compile annual maintenance plans of its generator units and annual maintenance plan of its facilities under clause 4.1 for the following year, and submit a written report to DSTPSC before September 1st of the current year. DSTPSC of Party A shall give its approval before December 25th of the current year.

     For the approved maintenance plan, it is still required to file an application with DSTPSC by chief shift operator of Party B PP at stipulated period prior to commencement of the maintenance. The application, approval and reply, as well as implementation of daily maintenance schedule, holiday maintenance, and temporary maintenance shall be conducted as per Administrative Regulation for Electric Power Dispatch and Operation of Tangshan Electric Power System of Jing-Jin-Tang Electric Power Grid and regulations of DSTPSC.

4.3 Maintenance duration for generator units shall be counted from the time when facilities quit operation (or stand-by) till the time when facilities resume formal operation (or stand-by), with all the time for operation, startup and test run included within the maintenance duration.

4.4 The check and ratification of maintenance schedule for generator units of Party B PP by Party A shall be made on the basis of Power Plant Maintenance Instructions issued by the former Ministry of Electric Power and effected as per approved schedule and time by DSTPSC.

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     When planned maintenance duration for generator units of Party B PP exceeds the approved schedule (that is beyond the approved planned duration), Party A may deduct Party B Electric Energy Delivered at the amount of rated power times maintenance overtime.

     CHAPTER FIVE  ADJUSTMENT OF FREQUENCY, PEAK LOAD, AND VOLTAGE/STAND-BY

5.1 The rated power, normal output range, and power adjustment rate of Unit #1 and Unit #2 of Party B PP are checked and ratified by Party A and Party B as follows:

      (1) The rated power for Unit #1 of Party B PP is 50 MW; The rated power for Unit #2 of Party B PP is 50MW;

      (2) The normal output range of Unit #1 of Party B PP is maximum output 50MW, minimum output 30MW; The normal output range of Unit #2 of Party B PP is maximum output of 50MW, minimum output 30MW;

      (3) The power adjustment rate during normal operation: For Unit #1 of Party B PP, it is 2000 kW/Minute; For Unit #2 of Party B PP, it is 2000 kW/Minute.

5.2 The generator units of Party B PP shall have operation capability for two shifts.

5.3 Party B PP is a non-frequency-adjustment plant, and therefore it will participate in grid frequency regulation as per conditions specified under Administrative Regulation of Jing-Jin-Tang Grid Dispatch.

5.4 DSTPSC shall determine quarter voltage curve as per the principle of inverse voltage adjustment, and notify Party B PP in writing prior to the current quarter. Party B PP shall adjust 110 kV voltage by adjusting reactive power (including generator phase lead operation), etc. as per issued voltage curve. If Party B PP has ability (which refers to voltage exceeding high limit on the voltage curve while unit power factor not reaching phase lead 0.95 and over, or voltage below low limit on voltage curve while unit power factor not reaching 0.8 and lower), but can not ensure 110KV voltage within voltage curve range, then Party A shall count it as one unqualified point of Party B, after which every five consecutive minutes beyond limitation shall be counted as one unqualified point. For each unqualified point, 10,000 RMB yuan shall be deducted from Party B as penalty. Both parties shall keep proper records.

5.5 Generator units of Party B PP under stand-by status shall be available as part of stand-by capacity of the Grid. After receiving DSTPSC's order to start up, unit(s) subject to such order shall synchronize with the grid within 2 hours under hot condition, or within 5 hours under warm condition, or within 8 hours under cold condition. After such synchronization, the unit(s) shall reach the output value requested by DSTPSC within the specified time period based on its individual characteristics.

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                        CHAPTER SIX  GENERATION DISPATCH

6.1 DSTPSC shall compile dispatch plan for daily generation in strict accordance with General Interconnection Agreement, Electric Energy Purchase and Sales Agreement signed by and between the parties and with due consideration of Grid safety and stability.

6.2 DSTPSC will issue its generation dispatch plan curve with 96 time points for the following day with regard to generator units of Party B PP prior to 16:00 every day. Such curve shall not be modified once issued.

     Party B PP shall report to DSTPSC defects and malfunction affecting its equipment generation capability before 12:00 every day. DSTPSC will correspondingly compile daily generation curve of dispatch plan based on the actual generation capability of the units of Party B PP for the following day, and keep statistics of relevant defect capacity (i.e., the difference between unit rated capacity and actual maximum generating capability) and time. If due to factors attributable to Party B PP, the daily generation dispatch plan compiled by DSTPSC can not meet the daily generation plan reflecting different hour periods for Party B PP as per stipulated under Electric Energy Purchase and Sales Agreement, or power generation output of Party B PP can not reach the value requested in such generation dispatch plan, the generation output shortfall therefrom for Party B PP shall not be compensated by Party A.

6.3 When Party B PP does not undertake frequency adjustment task of the Grid, it must strictly implement the daily generation dispatch plan issued by DSTPSC and error shall not exceed 3% of the planned value. Dispatch operators on duty have the right of adjusting daily generation dispatch plan of Party B PP to meet the requirement of change in power load, or handling of accidents and abnormality. Party B PP must follow and implement the adjusted daily generating curve, and Party A will then afterward compensate Party B PP for its shortfall in generation output caused by the Grid.

6.4  Check-up and examination of daily generation dispatch plan:

6.4.1 The check-up and examination of daily generation dispatch plan will be undertaken by DSTPSC. The Electric Energy Delivered shall be calculated in accordance with the electric energy tariff readings transmitted from Party B's metering device to DSTPSC as well as active power at the 110KV outgoing side of Party B PP measured every 5 minutes by checking system. Check-up and examination of daily generation dispatch plan shall be conducted pursuant to the electric energy tariff readings transmitted from Party B's metering device to DSTPSC, and active power at the generator outlet of Party B PP measured every 5 minutes by the checking system, as well as daily per 5 minutes energy generation plan (288 periods of time) converted from daily generation dispatch plan curve with an interval of each 15 minutes as per issued by DSTPSC. When the levels of any two adjacent 15-minute-plans within the daily generation dispatch curve are found different, the planned figure for every 5-minute-generation within such adjacent plans shall be converted by means of linear interpolation.

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6.4.2  Party A shall specify concrete time for Peak Hours, Non-Peak Hours and
       Trough Hours based on changes of seasons and notify Party B PP accordingly via DSTPSC.

6.4.3 If the total active power in five minutes at the generator outlet of Party B PP deviates from the planned amount for the corresponding hours by 3%, Party A's DSTPSC will deduct amount of Electric Energy Delivered of Party B PP equal to three times of the excess of shortfall based on the planned generation amount in the same period of hours.

           CHAPTER SEVEN  RELAY PROTECTION, AUTOMATIC SAFETY DEVICES

7.1 The parties shall formulate setting scheme for relay protection and automatic safety devices as per scope of dispatch by each party. Party B PP is responsible for setting calculations of protection devices for generators and main transformers (including neutral point zero sequence voltage, and zero sequence current protection of main transformers) inside of power plant as per system constant reactance provided by DSTPSC, under the condition that the highest permissive time limits are met.

7.2 Relay protection and automatic safety devices inside of Party B PP must function in coordination with system protection. When the system is changed, the set point under protection coverage shall be modified in a timely manner as per request of DSTPSC.

     Party B PP must install low-frequency/low-voltage detach device, and meet the set-point requirement of Party A's DSTPSC.

     Party B PP must entrust relevant agencies to make calculation for interconnection system stability prior to interconnection of Unit #2, and file such calculation report with DSTPSC.

7.3 Party B PP shall conduct regular calibration and other test of relay protection and automatic safety devices in operation as per Regulation on Inspection of Relay Protection and Automatic Safety Devices issued by the former Ministry of Electric Power and relevant inspection criteria. The calibration schedule for relay protection and automatic safety devices related to the Grid shall be arranged by Party A in a coordinated manner based on the circumstances of Grid.

7.4 Party B PP shall carry out accident preventing measures issued by the former Ministry of Electric Power and technical stipulations on accident preventing measures issued by NCPAB.

7.5 The investigation on facilities accident as listed Clause 4.1 herein shall be organized by safety supervision department of TPSC, and Party B PP shall render active cooperation.

7.6 Party B PP will provide Party A with internal connection diagrams, equipment technical parameters and interface setting points of Party B PP.

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7.7.  Party A will check up and examine action of relay protection and automatic safety devices inside of Party B PP and within the scope of dispatch by DSTPSC. For each incorrect action taken by relay protection and automatic safety devices of Party B PP, and for each incorrect action of relay protection and automatic safety devices of the Grid caused by Party B PP, 50,000 RMB yuan will be deducted from Party B PP.

              CHAPTER EIGHT  COMMUNICATION AND DISPATCH AUTOMATION

8.1 Party B PP shall strictly carry out relevant regulations, instructions and management methods with regard to grid communication and dispatch automation operational management issued by former Ministry of Electric Power, NCPAB, DSTPSC and communication station of TPSC.

8.2 Party A shall set up for Party B PP two different operation modes of dispatch telephone lines and telecontrol signal transmission channels to DSTPSC. Party B PP shall provide 24-hour coverage maintenance personnel and technical support for safe and stable operation of communication facilities within the administrative scope of Party B, and ensure unimpeded communication of dispatch telephones, relay protection and telecontrol signal transmission lines.

8.3 Party B PP shall ensure that the reliability and accuracy of its telecontrol signal and information of electric energy metering readings transmitted to DSTPSC reach the standards set by the former Ministry of Electric Power.

8.4 Party A's check and examination methods towards communication specialty of Party B PP are as follows:

8.4.1 In case any of the following events occurs, 20,000 RMB yuan shall be deducted from Party B PP each time:

      (1) Communication accidents caused by Party B PP (to be confirmed according to the relevant rules set by the former Ministry of Electric Power);

      (2) Complete interruption of dedicated lines for communication between Party B PP and DSTPSC caused by Party B PP;

      (3) Interruption of the relay protection and telecontrol transmission channel during accidents of the Grid due to the communication responsibility attributable to Party B PP.

8.4.2 If a communication impediment is caused by Party B PP 2,000 RMB Yuan shall be deducted from Party B PP each time.

8.4.3 If Party B PP does not file in time with Party A reports on operation check-up and evaluation, statistical forms and summary, and does not complete operation modes of communication in time, 1,000 RMB yuan will be deducted from Party B PP each time.

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8.5  The following telemetering and tele-indication signals of Party B PP shall be transmitted to EMS of DSTPSC as per communication protocol requested of Party A.

     Active and reactive power and switch tele-indication signals of Unit #1 and Unit #2, total active and reactive power of the entire plant, active and reactive power and switch tele-indication signals of 110KV lines, active and reactive power and current at each side of main transformers; 110KV bus bar voltage; other relevant telecontrol signals required by DSTPSC. The error of general accuracy of telemetering signal transmission shall not exceed 1.5%

8.6 Party B PP shall ensure the safe and reliable operation of metering devices for the generation amount of power plant, and correctly transmit the following signals of generation amount to tariff metering system of TPSC.

     Active and reactive power amount of Unit #1 and Unit #2, active and reactive power amount of 110KV lines and high voltage side of high voltage auxiliary transformers.

8.7 Party B PP shall provide full-time maintenance personnel (staff on duty during daytime) and technical support for safe and stable operation of telecontrol devices inside of power plant. During major political events, it shall be guaranteed that professional telecontrol operators will be on 24-hour duty.

8.8 Party A may deduct 10,000 RMB yuan from Party B PP if one of the following events occurs to Party B PP; Such penalty will be multiplied if it causes economic losses or serious consequences to the Grid.

8.8.1. The accuracy rate of tele-indication signal transmission during accidents is required to reach 100%. Penalty shall apply to any single account of refusal to take correct action or any single account of taking incorrect action.

8.8.2. The monthly qualified rate for telemetering signal communication is required to exceed or reach 99%. Penalty shall apply to any one percentage point lower than 99% (including less than one percentage point).

      CHAPTER NINE RENOVATION AND EXPANSION, BREAKER CHANGE-OVER OPERATION,eeee ACCIDENTAL HANDLING AND TRAINING

9.1 Dispatch management of renovation and expansion project related to the Grid and inside of the Party B PP shall be made pursuant to relevant stipulations of Party A.

9.2 The parties shall manage breaker change-over operation, abnormality and accidents, and take responsibility for the correct and prompt handling of accidents pursuant to the dispatch scope of each party, and Management Rules of Electric Power Dispatch Operation of Tangshan Electric Power System of Jing-Jin-Tang Grid and relevant stipulations on operation instructions of Party B PP.

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9.3  In accordance with Training and Examination Methods of Grid Dispatch System
     Operators issued by the former Ministry of Electric Power, the chief shift operator of Party B PP should pass the dispatch and operation examinations held by Party A, and obtain a qualification certificate. Until then can he or she be put into such position to conduct business communication with DSTPSC and to accept dispatch order. The training and examination of other operators shall be the responsibility by Party B PP.

           CHAPTER TEN  LIABILITY FOR BREACH OF CONTRACT AND PENALTY

10.1 It shall be deemed as breach of contract if either party does not perform or does not fully perform the stipulations and obligations under this Agreement. The defaulting party shall compensate the observing party for relevant economic losses caused by such breach.

10.2 In case Party B PP seriously breaks or refuses to implement dispatch orders, which threatens safe operation of the Grid, and Party B is not responsive to warnings issued, DSTPSC may detach Party B PP from the Grid. All the consequences thus incurred shall be borne by Party B.

10.3 If due to either party's fault, facilities are damaged, accidents take place or are escalated which lead to economic losses to the other party, the responsible party should make compensation, of which, generation amount losses of Party B shall be addressed in accordance with Article 6.2, and 6.3 of the Agreement. The responsibilities shall be determined as per Investigation Rules on Power Generation Accidents issued by the former Ministry of Electric Power.

10.4 If a generator unit is started up without approval by DSTPSC, it must be stopped immediately, and if the unit is already interconnected with the Grid, it must be detached from the Grid immediately as per dispatch orders. Party B PP's Electric Energy Delivered shall be deducted by the amount of rated power for the generator unit times operation time.

10.5 In case any of the following occurs to Party B PP and causes economic losses to the Grid, corresponding compensation will be made, and the exact amount for such compensation shall be finalized through negotiation by both parties or determined by an arbitration tribunal.

10.5.1 Refusal without reasons or delay or incorrect implementation of dispatch order;

10.5.2 Delay in implementation of measures for safety and stability as per required by the Grid, and thus restricting the Grid operation;

10.5.3 Failure in keeping the unimpeded communication of dedicated dispatch telephone lines or ensuring the accuracy of the information regarding telecontrol signals and generation amount transmitted to DSTPSC;

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10.5.4  Malfunction (exceeding stipulated time of power Grid) of relay protection, automatic safety devices, communication or telecontrol equipment or their incorrect actions;

10.5.5  Other actions that call for economic compensation.

                         CHAPTER ELEVEN  MISCELLANEOUS

11.1 Applicable law to force majeure and exemption of liability, change or termination shall all be the same as per stipulations under General Interconnection Agreement. Applicable law to this Agreement shall include "Regulations" as per defined under Article 1.13 of General
      Interconnection

      Agreement. Any modification, supplement and/or changes to this Agreement shall be made in writing only, and shall take effect only after being signed and sealed by duly authorized representatives of both parties. For any outstanding issues under this Agreement, a supplemental agreement may be signed by and between the parties after consultation, and such supplemental agreement shall have equal legal effect with this Agreement.

11.2 There are ten original texts of this Agreement, of which each party shall hold five.

11.3 This Agreement shall take effect upon signature and seal by legal representatives or duly authorized representatives of both parties and shall continue in effect for a period ending on the 1st anniversary of Party B PP Commercial Operation Date. The parties hereto agree to consult and extend this Agreement one month before the expiration date of this Agreement and may make necessary alterations to accommodate changes in the operating and commercial environments. If General Interconnection Agreement and Electric Energy Purchase and Sales Agreement by and between Party A and Party B are terminated, this Agreement shall be terminated simultaneously.

11.4 This Agreement is a sub-agreement of General Interconnection Agreement signed by and between the parties and it shall constitute an inseparable part of the General Interconnection Agreement, and shall have the same legal effect with such General Interconnection Agreement.

      Unless other specified in the context of this Agreement, terms and names used in this Agreement shall carry the same meaning as those in the General Interconnection Agreement.

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This Agreement is officially executed in Beijing on this 2nd day of September,
1999.

PARTY A:  NORTH CHINA POWER GROUP CORPORATION
          (company seal)

Legal representative or authorized representative:

PARTY B:  TANGSHAN PANDA HEAT AND POWER CO., LTD. (company seal)
          TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD. (company seal)

Legal representative or authorized representative:

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